UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2007

Internet America, Inc.
(Exact name of registrant as specified in its charter)

Texas	000-25147	86-0778979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10930 W. Sam Houston Pkwy., N., Suite 200 HOUSTON, TX	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  713-968-2500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On May 23, 2007, UHY LLP (“UHY”) resigned as the Company’s independent registered public accounting firm. The Audit Committee of the Board of Directors of Internet America, Inc. (the “Company”) accepted the resignation of UHY on that date. The Audit Committee and Management are in the process of obtaining new independent accountants.

The audit report of UHY on the consolidated financial statements of the Company as of and for the year ended June 30, 2006, which is the only year in the past two years in which UHY served as the independent registered public accountants of the Company, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audit for the years ended June 30, 2006 and through May 23, 2007, there were no disagreements with UHY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of UHY, would have caused them to make reference in connection with their opinion for such years to the subject matter of the disagreement.  In connection with the audit for the years ended June 30, 2006 and through May 23, 2007, there have been no reportable events (as defined in Item 304(a)(1)(iv) of Regulation S-B).

The Company has provided UHY with a copy of the disclosures in this report on Form 8-K prior to its filing with the SEC and has requested that UHY furnish the Company with a letter addressed to the SEC stating whether UHY agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of such letter, dated May 30, is filed as Exhibit 16 to this Form 8-K. Following a review of the available alternatives, the Audit Committee will approve the engagement of new independent accountants.

 Item 9.01.   Financial Statements and Exhibits.

Exhibit No.      Description

(d)   Exhibits

16   Letter of UHY, LLP, dated May 30, 2007 pursuant to Section 304(a)(3) of Regulation S-B of the rules and regulations of the SEC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNET AMERICA, INC.

By:	/s/William E. Ladin, Jr.
William E. Ladin, Jr. Chairman and Chief Executive Officer

Date: May 30, 2007